Fourth Quarter 2005 Earnings and Performance

Conference Call Transcript

January 23, 2006

CORPORATE PARTICIPANTS

Jeff Leonard

Commercial Capital Bancorp, Inc. - IR

Stephen Gordon

Commercial Capital Bancorp, Inc. - Chairman, CEO

David DePillo

Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

Jim Leonetti

Commercial Capital Bancorp, Inc. - CFO

CONFERENCE CALL PARTICIPANTS

James Abbott

FBR - Analyst

Kathy Steinbrecher

Wedbush - Analyst

John Hecht

JMP Securities - Analyst

Mike McMahon

Sandler O’Neill - Analyst

Christopher Marinac

FIG Partners - Analyst

Justin Maurer

Lord Abbett - Analyst

Kevin Timmons

CL King - Analyst

Scott Carmel

Moors Cabot - Analyst

Dave Bishop

Stifel Nicolaus - Analyst

Richard Eckert

Roth Capital Partners - Analyst

K. C. Ambrecht

Millennium - Analyst

PRESENTATION

Operator

Welcome to the Commercial Capital Bancorp fourth quarter 2005 earnings conference call. [OPERATOR INSTRUCTIONS] As a remainder this conference call is being recorded. I would now like to turn the presentation over to Mr. Jeff Leonard. Please proceed, sir.

FINAL TRANSCRIPT

Jeff Leonard - Commercial Capital Bancorp, Inc. - IR

Good morning, everyone. Thank you for calling in. Welcome to Commercial Capital Bancorp’s fourth quarter 2005 earnings conference call webcast. Today’s webcast will include presentation slides which are available online from the home page of the Company’s website, commercialcapital.com. Leading the discussion will be Stephen Gordon the Company’s Chairman and CEO; also on the call are David DePillo, the Company’s Vice Chairman, President, and Chief Operating Officer; and Jim Leonetti, the Company’s Executive Vice President and Chief Financial Officer.

Our discussion today will cover the Company’s performance for the fourth quarter for 2005 and the information contained in the earnings release issued earlier this morning. Today’s discussion may entail forward-looking statements, which are intended to be covered by the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. You will find a discussion of forward-looking statements in our recent SEC filings and on page 6 of this morning’s earnings release. If you need a copy of the release please visit our website. I will now turn the call over to Stephen Gordon, Chairman and CEO.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Thank you, Jeff. Good morning and welcome to Commercial Capital Bancorp’s fourth quarter and year end 2005 earnings call. As Jeff had just said this call as well as the accompanying PowerPoint presentation is available for both audio and visual at the Company’s website, commercialcapital.com. Also on the call with me this morning are David DePillo, the Company’s Vice Chairman, President, and Chief Operating Officer, as well as the newest member of our executive management team, Jim Leonetti, the Company’s Chief Financial Officer. Jim has only been with the Company for a relatively short period of time but is already having a strong positive impact. Jim is extremely accessible and I encourage you to feel free to contact him directly with any of your questions.

With that said over the last few quarters we have gathered the suggestions, comments, criticisms related to the length, format, and content of our earnings releases from multiple analysts and shareholders alike and distilled them into the format and content of this morning’s release. We hope that the information contained is more helpful and transparent than in the past, while still giving the significant disclosure that our shareholders have grown accustomed to. What I’d like to do at this point is go through the performance highlights and metrics of the quarter through the PowerPoint presentation and then get a few comments from David DePillo on the California credit markets, and then we’re going to open up the call for a question-and-answer period. And again the PowerPoint presentation is available concurrent with the discussion on the website.

This morning we announced earnings per share of $0.26 per diluted share as well as, as we’ve broken out in the previous quarter per the request of analysts and investors non-GAAP earnings of $0.29 per diluted share excluding the direct costs associated with the commercial banking division. Net income totaled $15.1 million and non-GAAP net income totaled $16.4 million while we achieved total revenues that were the highest level of any period in the Company’s history of over $75 million. Total assets grew to $5.5 billion and the majority of that asset growth took place in the second half of the fourth quarter and within that predominantly in December of 2005. On total loan fundings achieving a record over $700 million totaling $716 million for the quarter.

Diluted earnings per share were $0.29 on a non-GAAP basis, $0.26 GAAP, and again that excluded costs associated with the commercial banking division. Quarterly net income non-GAAP was $16.4 million. In there again we have the excluded costs associated with the bank’s commercial banking division. Total revenues as I had mentioned before achieved a record level, and we’ve seen a pretty consistent increase over the course of the year, driven by both interest income, net interest income, noninterest income.

Net interest income for the quarter was $37.4 million, down from 38.3, but it’s interesting if you keep in mind that over the course of the year the balance sheet remained very flat. We announced at the end of June total assets were $5.3 million -- I’m sorry, at the end of March, which drove $38.9 million of net interest income in the June quarter. Early in the year we announced a restructuring of single family loan portfolio and feel very comfortable that we’ve achieved what we set out to achieve over the course of the year with that restructuring. The timing of that though, was such that we added G&A, we made investment in operations, we made investment in new operations within the Company, focus within the Company on driving low-cost funding, core funding, acquired two 1031 exchange accommodators, as well as announced the acquisition of Calnet combined with expanding our commercial banking efforts while all keeping the balance sheet flat over the course of the year until the second half of the fourth quarter and we anticipate that loan interest income should increase and feel the positive benefits of the footings growth that occurred in the fourth quarter of the year.

Net interest margin contracted by 10 basis points during the quarter and there were a few timing things that occurred during the quarter. One, we had a large amount of Federal Home Loan Bank advances that we had previously borrowed in previous years at lower interest rates mature during the quarter, and as I just mentioned the balance sheet was relatively flat over the course of the year, and our loan fundings, which would generate interest income, the majority of those occurred at the end of the fourth quarter predominantly in December. Combined with the lag in the 12 MAT while the fed has been increasing rates applied pressure during the fourth quarter on the net interest margin. What’s interesting though is when

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you exclude the purchase accounting marks associated with the Hawthorne acquisition we actually increased net interest margin from -- year-over-year from the December ‘04 quarter expanded by 5 basis points through the December ‘05 quarter. And in those numbers, if you looked at what we had in purchase accounting benefit in the December ‘04 quarter it amounted to roughly 30 basis points. So a 3.38% net interest margin in that December ‘04 quarter giving us a net interest margin excluding purchase accounting marks of 3.08% whereas in the fourth quarter of this year there was only 8 basis points of purchase accounting marks benefit, so a 3.13%.

The next slide here we gave a break-out of key asset contributors and key liability contributors into our net interest margin and our net interest spreads. And you can see that loan yields have been increasing pretty consistently, pretty strongly as predominantly 12 MAT related loans have been repricing up. Overall if you look at our cost of funds over the course of last year we have lagged the treasury curve and fed moves and LIBOR moves, et cetera.

Noninterest income in the third quarter of ‘05 we had a $1.5 million gain on sale contributed to the noninterest income numbers as a result of that ongoing restructuring of single-family loan portfolio. In the fourth quarter, that number was $500,000, as we pretty much wrapped up the single-family restructuring, and so overall strong contribution to earnings through the noninterest income but less in terms of what I’ll call the noncore gain on sale of loans. Efficiency ratio, non-GAAP 42%, 47% reported GAAP, we had a flat balance sheet over the course of the year. Again, we bought TIMCOR, added on personnel and G&A related to TIMCOR, personnel related to North American Exchange, we expanded our commercial banking efforts. So over the course of the year we made significant capital and expense investments during 2005, and I really view 2005 as that transition year as we -- for future years fortified and improved our depository franchise. We really view 2006 as about maturing and showing the results of those investments made during the year.

G&A to average assets, again, consistent with what you see in the efficiency ratio in the previous slide, flat balance sheet during the restructuring that went on over the course of the year while adding the -- making the investment and expense commitment into improving the depository franchise over the course of the year. Total assets, we saw growth during the fourth quarter. We came out and said that the fourth quarter would be about growing the balance sheet and ongoing growing the balance sheet. And we’re back in that mode, and we saw good growth driven by that $716 million of loan funding net of prepay and amortization. You can see that actually over the course of the year from March quarter to June quarter we had actually shrunk. So we feel like we’ve really kind of turned the corner on the balance sheet growth now at this point.

Total loan fundings for the fourth quarter were in excess of $700 million, a record for the Company, and we achieved our internal goals for 2005 of funding $2.5 billion of loans. Loan funding composition, we’ve broken out the -- all the contributors to total loan fundings, and you can see that it was heavily income property still. But you can see also good positive trends on our areas of focus, which is in addition to improving multifamily volumes we also increased commercial and construction loan funding and the construction loan fundings you don’t really see the benefit in the numbers yet until you start seeing those -- the commitments drawn down on.

A table that I believe a lot of you have appreciated having now and a lot of you have been given and some of you have rebuilt, 12 MAT at December of ‘05 hit a 3.47%. You can see that that’s basically about 100 basis points below where the current one-year CMT is. So should the fed get into a position where they slow down or stop their activity that the fed tightening activity that’s gone on precipitously over the course of the last year and a half to two years then Commercial Capital Bancorp would be anticipated to benefit through its 12 MAT lending and the lag that has existed on the asset side as 12 MAT loans would continue to contractually reprice up over the course of the next year.

So our continued focus in the Company and continued commitment into 2006 is to expand transaction account deposits at the bank through both the existing branch network as well as through business lines that we have acquired, expanded, et cetera, over the course of the year. And you saw $50 million increase in the fourth quarter over the third quarter in transaction account deposits. In addition, we’re going to be looking at continuing to acquire branches and deposits that further fortify the existing depository franchise -- the acquisition of Calnet we believe is going to be very beneficial to the Company which will result in over $150 million of additional low-cost deposits upon the close and Calnet’s cost of funds is 1.1%. Their net interest margin expanded to 5.7% for the quarter, and their loan to deposit ratio is extraordinarily low so we view that as being really beneficial to the Company as we use deposits coming in to pay down higher cost borrowings, higher cost type of interest expense.

We’re also going to continue increasing 1031 exchange average balances. We view that as a very attractive funding base. The acquisition that we just announced on Friday of Lawyers Asset Management is going to add in excess of $100 million of exchange balances in the first quarter. We anticipate closing on that very quickly, and when you add that balance to the Calnet balances, that during the first quarter should contribute close to $300 million, or approaching $300 million of low-cost deposits in the first quarter. We’re going to continue working on further acquisitions and we’ll keep everybody posted as things occur, obviously.

We gave you five quarter trends on transaction account balances. You can see that we had growth in money market balances and overall bank transaction accounts. 1031 exchange balances declined during the very end of the quarter as you would anticipate as we had a significant amount of loan fundings. 1031 exchange balances are quite often the equity piece that the borrower brings to the table, and year-end cyclicality brought balances down to $623 but we anticipate continuing to build that up as we go through the first quarter. Combine that with average balances for the quarter, we’re still in excess of $700 million and very low cost.

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Bank deposits. The bank subsidiary, Commercial Capital Bank subsidiary, Commercial Capital Bancorp deposits reached nearly $2.9 billion, of which nearly 60% were transaction account deposits, and you can see on the next slide the breakout between money market, savings, DDA, contributing to total transaction accounts. Wholesale funding mix, you can see that we stayed for the last few quarters at around the $1.7, $1.8 billion number when you combine several home bank advances, junior debentures, and other borrowings. That’s down from in the beginning of the year when we were in excess of $2 billion.

Return on average assets excluding the costs associated with the commercial banking division and commercial banking effort you’re looking at 1.25% ROA, and return on tangible assets of 1.35%. Return on average equity, again, excluding the cost, 9.5%, but return on average tangible equity in excess of 22%. Book value per share continues to grow to $12.36 at the end of the year and tangible book value per share was nearly $5.25. Tangible equity to tangible assets still remains extremely well capitalized, and approaching 6% giving us plenty of room for growth, while Tier 1 core capital is at nearly 9% at 8.75%. Again, we feel very healthy down at the bank level that we have plenty of equity to support the growth anticipated during 2006. David, comments regarding the California credit market?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

Thank you, Stephen. Just to give you a little market update, the California residential market remains strong, reaching new heights for both unit sales and pricing levels. 2006 is expected to see a slight increase in price with modest declines in units sold. With the affordability index down to 14%, from 19% a year ago this bodes well for multifamily market fundamentals. For multifamily all major markets are expected to see rising rates and falling vacancies. Most every market will have less supply delivered in 2006 from 2005 and down significantly from 2004. Southern California continues to lead market activity but we are seeing an increase in investor activity in Northern California, especially in the East Bay and Central Valley, including Sacramento.

Overall cap rates remain around 5% statewide with average sales price up around 20% from a year ago. Real rent growth is projected at about 5% for most of the major markets with all markets expected to experience positive rent growth. Vacancies are declining in all markets and are expected to be between 3 and 5%. For commercial real-estate we’re seeing improving economic conditions and employment growth and therefore the demand for commercial real estate remains strong across all product types. We see major growth areas in the Inland Empire and the Central Valley. We will continue to focus our efforts on commercial real estate in the traditional product types of office, retail, and industrial properties.

Overall market conditions remain favorable. We expect to see continued intense competition in 2006 and as the yield curve remains flat we expect to see more borrowers options into hybrid ARMs and other products. Leverage remains low and cash flow constraints will continue to limit available leverage due to low cap rates across the board. However our expectations for production in 2006 are approximately $2.5 billion, which accounting for portfolio runoff and normal amortization should provide for asset growth in about the 25% range. Stephen.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Well, what we’d like to do at this point is open up the call for Q&A, and--.

QUESTION AND ANSWER

Operator

[OPERATOR INSTRUCTIONS] And our first question comes from the line of James Abbott with FBR.

James Abbott - FBR - Analyst

Good morning.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Good morning, James.

James Abbott - FBR - Analyst

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Quick couple of follow-up questions. On the margin, could you talk a little bit about the spread to the 12 MAT? I know you’ve touched on that before. It’s usually been around the 2.70%% to 2.60% range. What was it during the fourth quarter of the loans that you just produced?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

It’s interesting, James. I think what we’re seeing is at origination, the average yield of those assets are going on the books at higher rates than what the current portfolio yield is. I think it again has a lot less to do with fundamental spreads. We haven’t -- net-net we haven’t really seen our average spread change dramatically from periods before. I think what we’ve always told the Street is that to the extent incremental funding costs in the market today are much higher than they were a year or two ago, minor changes in our asset spreads will have a lot less effect than obviously our funding costs. So the net-net is actually we had assets going on the books at much higher rates than previous quarters. Had a lot less to do with that than what Stephen mentioned, the repricing of various liabilities going on during the quarter.

James Abbott - FBR - Analyst

Okay. I guess what I was looking at was the loan yield was up 22 basis points linked quarter. Last quarter it was up 27 basis points. 12 MAT did roughly -- I haven’t calculated it to the basis points but it was roughly about the same if not even a little bit more in the fourth quarter of an increase on 12 MAT. So I was just trying to reconcile that difference.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

I think what you have is we do have some older loans that had higher yields that we did experience payoffs, so I think some of that 12 MAT increase has eroded due to higher yielding payoffs.

James Abbott - FBR - Analyst

Okay. What’s the sense of the remaining amount of higher yielding loans that are older and seasoned and so forth? Is that -- should we expect a continued deceleration, if you will, maybe 20 or 15 basis points of yield expansion in the first quarter and going forward, or are we about at the trough and it should begin to do what 12 MAT is doing now?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

I would say that we should experience less of an impact from payoffs on what we would expect in yield increase. Again, two things are happening. One is less of a pool of higher yielding loans that are subject to payoff, and two, just because 12 MAT has caught up, incremental assets going on the books go on at higher yields and not necessarily at a discount to overall loan yields so I would say it would have less of an effect going forward. I haven’t actually calculated our expectations on that number, James.

James Abbott - FBR - Analyst

Okay. Thanks. And it was also good to see the deposit growth this quarter. I was wondering if you could touch on what the new rate -- I noticed that the CD balances were up fairly significantly, and it looked like most of that came at the end of the quarter. Could you tell us what the pricing was on the CDs, the majority of what you were producing during the quarter? Or towards the end? I’m trying to get a sense as to where the cost of CDs might go next quarter as a result.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

CDs cost you in excess of 4%. Federal Home Loan Bank advances would cost you in the neighborhood of, depending on what kind of advances you do, James, could end up costing you anywhere from -- we’ve done some putable advances that could end up costing us in the mid to high 3s, and if we do term advances, then you’re talking about in the mid 4s. When you start looking at exchange balances, you’re talking about, around 1%. And when you’re looking at, call it overall transaction account balances, between money markets, savings, et cetera, you could be looking at somewhere in the neighborhood of in the 3-ish.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

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I think some of the what you’re seeing, James, is we did have some fundamental end of year/end of quarter growth that was funded near term on a wholesale basis, but if you looked at the strategic initiatives that Stephen went over, i.e. Lawyers Asset Management, as well as what we have with Calnet, that should help not only fund additional growth but also remix some of our current liabilities that are on a wholesale basis.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

James, look at it this way. The rates I just gave you are on net incremental dollars. If the world were to just look at the balance sheet on a snapshot at the closing of Lawyers Asset Management and the closing of Calnet, and then everything stopped, right, then what you would have is Lawyers Asset Management, we already had about $50 million of their balances here at the bank, but those were costing us much more being on the other side of the table as the bank to the outside 1031 exchange accommodator, so immediately those balances that we had, the cost of those balances would decline based on now being on the other side of the table as us now being the 1031 exchange accommodator on a consolidated basis. You follow what I’m saying on that?

James Abbott - FBR - Analyst

Yes.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

All right. Then the additional balances that have come in in the last couple of days since the signing of the definitive, those balances come in for the first handful of days until the close on the acquisition. Again, with us being on the other side of the transaction, but then on the closing, then those become all our balances. Again, those dollars are clearly in excess of $100 million. So our funding cost on those dollars would decline immediately. Then you go to the next level, Calnet, again, they’re approaching -- December 31, they announced their numbers I think on Friday, and they already had about $160 million of deposits, up form, I think the number was around $130 million when we announced the acquisition, and they continued growing. And we think they’re going to be a very strong contributor to the Company. That company is already approaching a couple hundred million in total assets. But again, their loan to deposit ratio is extremely low. That’s around a 60% loan to deposit ratio-ish, plus or minus. 5.7% net interest margin.

So if those dollars came in tomorrow, then you closed the books, snapshot, you’re talking about approaching between the two companies approaching $300 million of balances, that are coming in in extremely low cost of funds with Calnet’s cost of funds at around 1.1%. And that’s been staying very stable. So that’s not in those incremental numbers that I was talking about when I was talking about CDs, money markets, savings, Federal Home Loan Bank advances, et cetera.

Now, with that said, the reality is, we’re back in a growth mode. So bringing in a few hundred million of deposits, that’s great. Having them be real low-cost funding, that’s great. But then we’ve still got to grow, and you’ve got to fund the next incremental growth. So that’s life at Commercial Capital Bancorp.

James Abbott - FBR - Analyst

Sure. Now, you mentioned that the CDs were in excess of 4%. Can you give us, is it -- are you using usually six-month CDs or one-year CDs or what?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

You can probably call that on the average, call it -- you can plug in six-month CDs if you want. Sometimes it’s three, sometimes it’s six. We know we’ve got -- we knew that we had the Lawyers Asset Management transaction coming on. We knew that we have the closing coming up in February on the Calnet acquisition, so there are things like that, that, as well as there are other things that we’re working on. So we kind of very carefully manage through there. So sometimes it’s six months, sometimes it’s three, sometimes it’s nine. The Federal Home Loan Bank borrowings, a lot of what we did during the quarter was longer duration type of structured advances that we feel very comfortable that we will have for anywhere from six months, nine months, one year, year and a half, some as two years.

James Abbott - FBR - Analyst

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Okay. And then--.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

James, with that said, nothing’s easy around here. You’ve got an inverted yield curve, you’ve got -- you have all that fed activity from the last year and you eve got the lag in 12 MAT.

James Abbott - FBR - Analyst

Okay. And we’ve had conversations about this periodically but you’re not seeing a terrible amount of pressure from the conduits and so forth due to the flat yield curve?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

I would say that, James, there’s always going to be a fairly robust ARM market, however the longer the yield curve stays flat or inverted, the more apt borrowers will be to option into medium term hybrid ARMs and potentially longer term fixed rate. That being said, given our market share we believe we can continue to maintain our production in ARMs at a fairly steady level. I don’t think we’re -- our expectations for 2006 is to increase production from 2005 levels. I think given the fact that we’re in a pretty flat yield curve environment, our estimations would put us at remaining fairly flat for production year-over-year.

James Abbott - FBR - Analyst

Okay.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

James, with what Dave just said about the ARM activity that we’ve had, we’ve been living with a flat yield curve not just for the quarter but for quite sometime, and now an inverted yield curve. We’ve been saying to the market consistently for the better part of our history that we’re an adjustable rate lender, and that, sure, maybe over time somewhere, some point, we could go back to -- what was our mix in earlier -- couple years back?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

We got as high as 40% hybrid ARMs.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

During this quarter our loan fundings, of the $716 million, 90% of that was the pure adjustable rate loans that we do. So we’re really -- it seems so counter intuitive, but that’s what we do.

James Abbott - FBR - Analyst

And what are the rates of the -- generally the ARMs, like the 5/1 type stuff?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

It really depends. You have some people pricing as low as 1.65%, 1.75% over corresponding treasury right now. We tend to price higher off the curve. We try to keep our average in the low 2s on that. But the competition is somewhat across the board. I think what you’re going to see is additional diversification into construction as well as into commercial real estate. Spreads are better. So it helps boost the overall yields. I would say that some of the major competition that are in the high 1s, and we tend to fund on average in the low 2s.

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James Abbott - FBR - Analyst

Okay. And then any comments on the tax rate? The tax rate was a little bit lower than I had expected, 33.7%, I guess.

Jim Leonetti - Commercial Capital Bancorp, Inc. - CFO

I think that’s because we had projected doing a certain amount of new market transactions at the end of the quarter, and we were successful in doing slightly more. That, combined with the fact that our earnings wasn’t exactly what we thought it would be when we closed the third quarter, so those two factors drove the tax rate to where it ended up for the year and for the quarter.

James Abbott - FBR - Analyst

For ‘06 any sense on what the tax rate might be there for the full year?

Jim Leonetti - Commercial Capital Bancorp, Inc. - CFO

I think that we’re going to continue to do these new market investment credits. We do have some limitations on these, so obviously we’ve got to work hard to keep the tax rate low where it is and I think that’s going to be a challenge, but I think that it will be in the -- probably in the mid to – 36% to low 37% range.

James Abbott - FBR - Analyst

Thanks very much for your time.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

Thanks, James.

Operator

Our next question comes from Kathy Steinbrecher of Wedbush.

Kathy Steinbrecher - Wedbush - Analyst

Good morning.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Good morning, Kathy.

Kathy Steinbrecher - Wedbush - Analyst

Just a couple questions on the expense side. Any thoughts or strategies regarding the 1031 exchange companies TIMCOR, NAEC, and possibly acquisition that you have coming in reducing expenses towards 2006?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Yes, and within that, Kathy, there’s some things that we’re going to be specifically doing, and as we do them we’ll announce them to the market. But we’re clearly looking, now that we’ve got three of these 1031 exchange accommodators between TIMCOR, North American, and when we close on the Lawyers Asset Management acquisition, that will be our third, we’re clearly looking at creating more of the consolidated, efficient back-office functionality so that we can take advantage of the fact that there’s some redundancies that exist between the three operations. We’re

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looking at creating a, more of what I’ll call almost like an executive team -- almost like an executive committee that kind of oversees these and create more of a centralized accounting, trust accounting, et cetera. So I think that as we go through that, we’ll let the market know as we do it specifically, but we’re looking at creating the efficiencies now that we have three of them.

Kathy Steinbrecher - Wedbush - Analyst

Any thoughts on kind of what you’re looking at in terms of future acquisitions in this space in ‘06?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Yes. I would assume that from an acquisitions standpoint that we’re probably working on the following type of acquisitions. We’re probably working on additional, as a company, I think we’ve said it pretty clearly, consistently, so I feel comfortable saying this and the market should feel comfortable assuming this, that we’re probably working on additional 1031 exchange company acquisitions, we’re probably -- we probably, as a company, like fiduciary type of companies, fiduciary balance type of companies that are synergistic with what we do as a company, as an income property real-estate lender that we’re probably working on additional acquisitions like the Calnet acquisition, so more of the -- call it the community bank, commercial bank type of acquisitions. And the market should probably assume that we’re working on further expanding the retail and relationship banking depository franchise.

Kathy Steinbrecher - Wedbush - Analyst

Okay. Great. And then just sticking on the expense side, compensation expense, as you had mentioned in your press release, is a little higher in the fourth quarter. Going forward into 2006, how should we think about that? In terms of revenue or another metric that you prefer?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

I have mixed thoughts on it. We’re going through a -- the beginning of a -- since Jim Leonetti has come on board, the beginnings of a more matured, more improved, cost center driven budgeting process. That process has begun, and we’re going to be digging into that very aggressively. Assume that we are going to be growing the Company, growing the balance sheet, growing revenues, and we had that challenge obviously with the balance sheet restructuring during 2005, Kathy.

Kathy Steinbrecher - Wedbush - Analyst

Right.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

So when you start looking at efficiency ratios and G&A to average assets, et cetera, during 2005, we really -- if you would ask us how we view 2005, that was really a transition year, and with that behind us, now we’re back in that mode of growing revenues, in that our goal is to grow revenues at a greater clip than noninterest expense does. Therefore, we would hope that over time the efficiency ratio starts coming back down and just mathematically we would hope that would occur.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

I would say without acquisitions, Kathy, that we would expect to see modest growth, if any, in overall compensation. However, given our appetite for expanding our business into alternative deposit gathering vehicles, it’s hard to predict exactly on a ratio basis, depending on when, like Stephen says, the revenues catch up to that. But given where we’re at, we did the major bulk infrastructure for the commercial banking division. We haven’t seen the results of that yet. We have not--.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Other than roughly, call it $50 million.

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David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

Minimal expectations right now on that. Or results. And as well as our consolidating efforts and on our 1031 exchange companies. We haven’t realized any of those yet. So those types of efforts should stabilize G&A growth outside of acquisitions.

Jim Leonetti - Commercial Capital Bancorp, Inc. - CFO

The other thing to think about, too, when you think about what happened, if you look at the trends that we showed in PowerPoint, when you look at the exchange business, their business is much more people centered than it is brick and mortar, and their G&A is going to be much more headcount than at a branch where you’re going to have to have facility, et cetera, because they’re going to be gathering their deposits from a centralized location, and, granted, as we grow the low-cost exchange balances, and Stephen and I were looking at those costs. For the quarter, for example, our exchange balances, all in, including G&A, were just under 2%. So even though there are more headcount associated relatively with these deposits, it’s still a very low cost funding, and so it does have an impact on the G&A line of compensation, but that is one of the factors that did contribute to the G&A growth, specifically the compensation growth this year.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Again, Kathy, I want to -- I just want to reiterate what Jim said, because I know sometimes people can hear something out of context. Those balances cost us still under 1%. Cost us 0.86%, or whatever it was, for the quarter. What Jim was talking about was, when you then include also G&A expenses, the -- just fully load, in order to come up with what that money truly cost, then you’re talking about roughly 2. But which number is still significantly lower than when you look at all our other cost of funds line items and you bake in all of the costs associated with those, it’s a pretty phenomenal business. So it’s a business we’re very committed to growing and if you think about where we were a year ago versus where we are today, less than a year, and it’s $700 million of average balances. We’re -- we feel pretty good about how we’ve started into that business and how it’s -- how that’s growing.

Kathy Steinbrecher - Wedbush - Analyst

And just staying on the expense side, sorry to ask so many questions on this, but in terms of any litigation expenses in the first quarter, do you think that that’s behind you, or do you think that that might be a material issue going forward?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

It’s going to exist, and we’ll just keep the market posted as things evolve. Fortunately, there’s the -- there’s the insurance involved in it, and we just keep going. It is what it is. That’s about as far as I can go with that. We’ve got -- we’re doing business, everybody’s keeping their head down and focused on continuing to grow the business. It’s an enormous market across the entire country, and we’re very focused on doing what we do in terms of just banking those who want to bank with us and those who we want to bank.

Kathy Steinbrecher - Wedbush - Analyst

Okay. And just my last question is on the exchange balances. I understand the end of period was down. It looked like the average balances were basically flat.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

That’s correct.

Kathy Steinbrecher - Wedbush - Analyst

So any -- I guess my thought is I thought those would be a little bit higher. Was there any reason why those were flat, or any thoughts about that going forward into early part of ‘06?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

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Well, you’ll recall that -- I can specifically remember our -- the call with -- our last quarter, and, Kathy, I remember you asking me about exchange balances declining from that $700 million average balance for the quarter down to $679 at the end of the quarter. And -- but they grew again, back up to averaging over $700 million in balances prior to any announced acquisition of Lawyers Asset Management and the over $100 million of those balances. And if you look at what we do for a living, and we’ve always said that the exchange business is very consistent with what we do in terms of income property lending, they very much go hand in hand. And if you consider that over 60% of our transactions on our lending side are purchase transactions, as opposed to refinance transactions, and the majority of those transactions are driven by 1031 exchange tax driven strategy, then it would be very consistent with the fact that we funded the majority of the $700 million of loans that we funded during the quarter, we funded the majority of those in December, and a heavily weighted portion of that in the latter half of December, it would be consistent with the cyclical declines in exchange balances where the exchanger, I think I got that right, the party whose equity is being held by us pulls some of that equity in order to close on their loan transactions that we see as heavily weighted towards the end of the quarter, be very consistent that those balances would average roughly $700 million for the quarter but then decline at the end of the quarter and then start building again as you start going through the year.

Kathy Steinbrecher - Wedbush - Analyst

Okay. Great. Thank you for your time.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Thank you, Kathy.

Operator

Our next question comes from John Hecht of JMP Securities.

John Hecht - JMP Securities - Analyst

I know you guys went into some granularity on what the yield curve is doing to products, but I’m wondering if you can tell us, since the yield curve is flat or even and becoming inverted, have you seen a change in the product demand, particularly away from the ARMs to a fixed rate, or from 12 MAT to some other type of adjustable rate loan?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

Well, I think the preferred adjustable rate product is obviously 12 MAT. John, to be honest I’m not sure we’re going to see a significant migration away from 12 MAT until 12 MAT fully adjusts to the one year. I think there’s still that gap of close to 100 basis points that many borrowers still are taking advantage of. So from our perspective, we probably won’t see a dramatic shift away from a 12 MAT product until it’s fully adjusted compared to the one year. Then at that point, most of the 12 MAT product will be driven based upon investors’ anticipation of hold period. So to the extent they feel they’re going to hold a product or a property five years or less, it will tend to continue to option into the fully adjustable product and away from either hybrid ARMs or long-term fixed that generally have longer term prepayment penalties. But to answer your question, because 12 MAT is a lagging index, we have not seen a significant migration away from the product.

John Hecht - JMP Securities - Analyst

Then just because the commercial and land lending are a little bit -- construction lending are a little bit newer to me, what do those price off of, generally speaking?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

They’ve generally been prime based. We usually average prime plus one on that product. There has been certain lenders that have switched to LIBOR as well, as another index available on the market. I would say that the equivalent LIBOR product is priced probably closer to prime plus a half versus prime plus one. So we have seen some fundamental market movement away from pure prime based construction lending to more LIBOR based, but on a relative yield basis it’s not as dramatic as some of the other products out there.

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John Hecht - JMP Securities - Analyst

And that generally reprices monthly?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

Yes. Well, prime adjusts whenever prime does.

John Hecht - JMP Securities - Analyst

Oh, whenever prime does, yes.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

The LIBOR is generally one-month LIBOR. I think that one of the issues that we faced is we have been funding a significant amount of construction lending in the latter half of this year, and because of the fact that most of that is sitting in LIP we haven’t seen the increase in asset yields due to the fundings based on prime or higher margin LIBOR loans.

John Hecht - JMP Securities - Analyst

And then last question, you guys suggested that there might have been heightened lending activity in the December part of the quarter, and then in looking at your forecast for ‘06 as well as trying to gauge the seasonality in the multifamily cycle that has been a little bit volatile in the past, what can you tell us about either pipeline and Q going into Q1 or the way you guys envision the seasonality to impact originations in ‘06?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

The way the market works is most people go on vacation in December and focus on closing transactions that are already in the pipeline. So I think historically what we’ve seen is significant fundings in the latter half of the fourth quarter, generally slower January and February fundings, and an increased acceleration into March. Then you have a slight slowdown in April due to tax planning and tax considerations, and then you see an acceleration in the second quarter that’s somewhat momentum continues to build through the height of the summer and then into the fourth quarter. So it’s pretty predictable. Everyone starts out January 1, a little nervous. However, I can tell that you we have seen significant market pickup since the first of the year. People are now starting to focus on either purchase transactions or refinance s again, and feel good that ‘06 is going to shape up to be a good year.

The issue that faces us as well as I think every lender on the street, due to the low cap rate environment that we’re in, leverage is tough to create. So in days when we could average 70% leverage, we’re getting closer to 60% leverage. So 10% less leverage off every transaction requires you to go out and get more transactions just to maintain the same level of funding. So I think we’ve seen not necessarily decline in the number of transactions we’re doing, but just less dollars. It requires us to go out and work a little bit harder. That’s why we feel that supplementing with construction as well as good quality commercial real estate not only bolsters yields, but also keeps our production in line with our expectations.

John Hecht - JMP Securities - Analyst

Thank you very much.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Hey, John.

John Hecht - JMP Securities - Analyst

Yes.

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Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Combine that with as we walk into ‘06, we would tend to think that with rates at current levels and the overall markets that prepayment activity could slow down as we go through the year, and in addition to that, during 2005, we went through that whole single family loan portfolio restructuring and despite that we still ended up growing in the -- towards the latter part of the year here. And I think that single family loan portfolio restructuring will bode well for us going forward. If you consider all the single family lenders out there, the larger lenders that are doing all this deeply teased, interest only, option ARM kind of single family stuff, they’re announcing in their numbers huge amounts of neg am as a percentage of their equity, and we as a company are -- we’re pretty proud to say that with our focus being on what we’re focused on in terms of products, asset class, et cetera, then having kind of lifted out a very significant part of noncore type of origination, and funding, meaning the single family, that teased stuff that was historically being done, that we have less than $1 million -- quite a bit less than $1 million of neg am on our books.

John Hecht - JMP Securities - Analyst

Okay. Thanks for the additional color.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

Thank you, John.

Operator

Our next question comes from Mike McMahon of Sandler O’Neill.

Mike McMahon - Sandler O’Neill - Analyst

Hi, guys.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Hey, Mike.

Mike McMahon - Sandler O’Neill - Analyst

I just got e-mailed a question which wasn’t going to be my first one, but I guess there’s a headline out there that says management sees 2006 as challenging. I’m not sure that I’ve heard you say that. How would you characterize ‘06?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

I think -- if you consider where we started the call, and I think I said nothing’s easy, it’s -- we went for eight years since we started the Company with things pretty -- David and I were joking about this the other day. I said things were relatively easy compared to things these days. And David said, who are you kidding, things have been tough for eight years. So when we say challenging, you’ve got a Fed that has been very proactively tightening for the better part of the last year and a half to two years, and the challenges that that creates, you’ve got an inverted yield curve, you’ve got oil price volatility given all the international concerns and political concerns. You’ve got the periodic terrorism announcement that kind of throws a little bit of wrinkles into the market, and you’ve got, again, the ongoing challenges when you get these people out there talking about a bubble, and who knows where that bubble would land. We feel pretty good about everything that we’re doing and pretty good about where we are.

But there’s significantly greater amount of headline news that everybody deals with on a day-to-day basis than before. So with that said, we throw out the word, things are challenging. Nothing’s easy, Mike. That doesn’t mean that we see major hurdles ahead of us or land mines ahead of us. It’s just--.

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Mike McMahon - Sandler O’Neill - Analyst

All right.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

I don’t think any of our challenges have changed materially from previous years, Mike, as you know, given the nature and growth rates of our company. Our challenge has always been on the funding side of the balance sheet, not necessarily the asset generation side. Whether or not that’s harder today than it was a year or two ago, no one would argue that it’s certainly easier, but I think we’re up to any market challenges that are out there.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Mike, I think the specific quote comes right out of the -- in the release, where I think it says roughly that we recognize the challenges of operating in a relatively flat or inverted yield curve environment, meaning that it presents challenges, and we recognize what those challenges are, and I think when you consider all the initiatives that we put into place during 2005, we’re doing things to address those challenges, and build a stronger depository franchise as we enter into ‘06. Now it’s matter of maturing it up, continuing the growth of it, continuing to improve it, et cetera.

Mike McMahon - Sandler O’Neill - Analyst

Okay. Fair enough. To quote Angelo Mozilo from Countrywide a few calls ago, “life is a [Expletive] and then you die”.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Well, we’ve got a lot to look forward to then.

Mike McMahon - Sandler O’Neill - Analyst

Getting to some more substantive issues here. Substantial repricing of the FHLBs in the quarter, I’m not sure how one could have predicted that based on your disclosure at the third quarter, but what do you have for repricing in the first quarter that we need to be aware of? You have $1.6 billion in FHLB advances at year end, $655 million repriced during the fourth quarter. Can we expect another $900 million repricing up 150 bips?

Jim Leonetti - Commercial Capital Bancorp, Inc. - CFO

I don’t think we’re going to have $950 million repriced. Certainly we’ll have normal repricing during the quarter and we don’t have that number at our fingertips but we can certainly get it to you guys.

Mike McMahon - Sandler O’Neill - Analyst

Would you consider the fouth quarter to be normal repricing?

Jim Leonetti - Commercial Capital Bancorp, Inc. - CFO

No, that was a pretty strong number, Mike, what occurred in the fourth quarter. That -- we really had some timing in the fourth quarter in terms of issues. We had that combined with we didn’t get the interest -- loan interest income benefit. The majority of the fundings occurred late in the latter part of December. We’re not going to see that interest income benefit until you get into January. So that combined with the flat balance sheet as we headed into the quarter, before we even got going, right. That created challenges right there, plus the 12 MAT lag.

Mike McMahon - Sandler O’Neill - Analyst

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Did you disclose a pipeline in all of your information?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

No, Mike. What we’ve decided is, we took a look at available information out in the market, we were the only institution that we were aware of that was actually disclosing our pipeline as part of our normal quarterly releases. A few issues that relate to that. Number one, we feel that certain analysts, investors, and other parties were inappropriately extrapolating based upon current pipeline information as well as we did find out that some of our competition was extracting that information to gauge where they sit as it relates to us in production environment. So we feel that information is not as helpful to the market, nor it can tend to be misleading as well as -- really should look at originations and loan fundings in the current quarter to be indicative of where the Company’s directions are.

Mike McMahon - Sandler O’Neill - Analyst

Okay. And David, while you’ve got the horn there. I recognize the expected seasonality of the business, strong fourth quarter, generally weak first quarter as it begins to build, however, in the first quarter of ‘05 you had higher funding volumes in the fourth quarter of ‘04 and it continued to build from there. Is there any reason to believe that the so called normal seasonality will reocurr this quarter? Or is it too early in the quarter to look?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

It’s hard to tell. Again, we’re always nervous going into the beginning of the year and waiting to see how that unfolds. It appears that the market is still robust, meaning we expect the total market to be roughly the same size. I guess the only information I feel comfortable at this point given the direction of the market, we should be able to hit our $2.5 billion goal. Whether or not we’ll have some lumpy or seasonality into the first quarter as it relates to prior quarters. I believe that the number for -- comparatively to the first quarter of last year should be pretty consistent. Don’t expect any major drop-offs or increases above that amount. So I would say that Q1 of ‘05 to ‘06 should be pretty consistent.

Mike McMahon - Sandler O’Neill - Analyst

Did you just say a goal of $2.5 billion in originations?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

Yes, I think we had indicated to the market fairly consistently that we should be able to originate total loan fundings of around $2.5 billion. The mix will be slightly different than last year. I think there will be a little less emphasis on single family. I think that’s just a general market trend, a little more emphasis on construction and commercial and pretty flat from the multifamily side.

Mike McMahon - Sandler O’Neill - Analyst

Okay. And a last topic has to do with the title and escrow balances. You made good progress at $50 million. A couple questions related to that. Recognizing the sensitivities of the whole issue and all the various parties listening in. Of the $50 million, what was the cost of funds on that roughly?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

We can get that for you, Mike.

Mike McMahon - Sandler O’Neill - Analyst

Okay. Probably higher than exchange but lower than money market?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

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I’ll have to get the precise number.

Mike McMahon - Sandler O’Neill - Analyst

All right. And you may choose to decline to comment on the next question and I’ll understand so don’t worry, but it seems to me that a company that can originate 2.5 billion a year mainly in real estate loans that requires, virtually every one of them requires title insurance of some type, it seems to me that you have what title companies want, the ability to refer some portion of that to them in referrals. Assuming that’s true, it’s not too much of a leap of faith to believe that with your title and escrow group, with the ability to develop strategic relationships with title companies, given your volume, that they’re going to want to do, in general, they’re going to want to do business with you as much as you want to do business with them. Is that a fair characterization?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

I think that’s fair. I’d say the one -- the piece of it that’s hard for us to quantify specifically is how much of those transactions can we actually influence the referral of in terms of the title owner, because obviously a certain amount of those transactions come in here already with title and escrow set up. It’s really those that come in where our loan agents, loan agent assistants, processing, et cetera has the opportunity to set up title and escrow and influence the referral.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

I think that influence gets greater when it’s -- if you look at us as a combined company, Mike, and you go all the way back to when the exchange is happening on a -- an opportunity for a new loan is created early on through a referral from an exchange, one of our exchange companies. I think we have a better chance of influencing a purchase transaction at that point versus down the road when we may see it when a F-title or escrow is already open. So the cross-sale activity that we’re engaging in currently and trying to mature up will have a much more dramatic impact on our ability to influence title orders. Right now the majority of what we can influence is more refi driven than purchase.

Mike McMahon - Sandler O’Neill - Analyst

Well, that’s probably true of all banks. So I would assume that you’re not in any -- you’re probably in a better position since you have the exchange companies to influence that.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

Yes. That’s a fair statement.

Mike McMahon - Sandler O’Neill - Analyst

Okay. And then the final question, given the expanded flexibility you have of calling on title companies that happened at the end of 2005, would it be a fair assumption that there would likely be a ramp-up in activity in the first quarter relative to the fourth quarter when you were operating under a much more restrictive order?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

That modification that occurred at the end of December we view as creating a greater degree of flexibility. So walking into 2006 we find that to be more encouraging.

Mike McMahon - Sandler O’Neill - Analyst

Thank you.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

FINAL TRANSCRIPT

Thanks, Mike.

Operator

Our next question comes from Christopher Marinac of FIG Partners.

Christopher Marinac - FIG Partners - Analyst

Just wanted to clarify, when we look at the $680 million of new loans core that were put on the books in the quarter, the period end balance yield only grew by 400, so is that difference simply your sales in the marketplace?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Sales, amortization, prepaids.

Christopher Marinac - FIG Partners - Analyst

Just general runoff?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Yes. So scheduled am, unscheduled as well.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

Yes.

Christopher Marinac - FIG Partners - Analyst

Would that delta, if you will, of all those combined is there any reason that would be greater going forward, just on a percentage basis of whatever you do on a quarterly basis of core fundings?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Well, we -- as I said a few questions ago that we believe heading into 2006 that the prepayment activity could slow down, and, therefore, we feel pretty comfortable that with the numbers we gave in terms of 20, 25% growth in the balance sheet.

Christopher Marinac - FIG Partners - Analyst

Got it. Great.

Jim Leonetti - Commercial Capital Bancorp, Inc. - CFO

Part of the increase, too, remember that we did $150 million of construction loans in the quarter and not all of those have been disbursed. So that’s part of the reason--.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Actually none of that’s interest first, right?

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David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

Very little.

Jim Leonetti - Commercial Capital Bancorp, Inc. - CFO

So that’s a big part of it, too.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

That’s a good point, Jim.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

So, I mean, in theory, if you did -- let’s say it’s a full 600 million, or whatever number you were just using Chris, let’s say the full amount of it was all construction and none of it was disbursed you would have had a completely flat balance sheet, right?

Christopher Marinac - FIG Partners - Analyst

That’s right.

Jim Leonetti - Commercial Capital Bancorp, Inc. - CFO

But then that starts being drawn down on, then you’re getting prime plus one on those dollars.

Christopher Marinac - FIG Partners - Analyst

I follow. Jim, that amount of construction again was how much?

Jim Leonetti - Commercial Capital Bancorp, Inc. - CFO

Construction lending was 151 million in the quarter. Then we also purchased another 10. So it was about -- say 161 million of construction lending during the quarter, purchases and originations.

Christopher Marinac - FIG Partners - Analyst

Great. Notwithstanding what you’ve already told us about construction being a bigger part of the mix is there any threshold on the up side with how much you want it to be of any given quarter’s percentage?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

David, actually maybe as a bit of background why don’t you explain kind of what that product mix is.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

Certainly. What we’ve done to the construction lending group that we acquired from Hawthorne has not only changed the control environment in which we operate but also significantly changed the product mix within what we’re funding. We’ve diversified away from the spec residential construction that was about 70% of the activity that Hawthorne was engaged in. Remember, these were individual or small tract homes in the $1 million to $5 million range that we feel, given the loftiness of the residential market today, could be at risk, depending on when those are

FINAL TRANSCRIPT

delivered to the market. So the diversification away from that to construction related to multifamily, commercial real estate fundamentally has lowered the risk profile we feel dramatically from that activity before. That being said, as a percentage of total loans, we feel comfortable that on a disbursed basis that if we can keep that within 10% of our total outstandings, we feel that that is a -- not necessarily material to our overall loan portfolio, but also provides us with a good diversification mix, and probably will operate somewhere in that range for -- until we feel that the market shows signs of either strengthening or weakening.

Christopher Marinac - FIG Partners - Analyst

Great. That’s helpful. Then I guess on the reserves of those, is there a point sooner versus later that you would want to reserve for those, or do you have flexibility on timing?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

Well, we probably -- what we generally do is measure approximately 1% reserving, based on outstanding balances, so we feel comfortable at that level. The question is going to come up I’m sure somewhere in this call as to when we expect to start provisioning again, and it looks at this point given our growth trajectory that it would probably be instead sometime after the end of the first quarter. So for all those that were in the queue asking when we were going to look at a current provision, it would probably be starting the second quarter of ‘06.

Christopher Marinac - FIG Partners - Analyst

Great. Thank you. One last question. Stephen, you may have mentioned this already, but will the first or second quarter have any one-time expenses for the commercial banking group, just like Q4 did?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Yes.

Christopher Marinac - FIG Partners - Analyst

Okay. Great. Thank you.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

And we’ll continue breaking out GAAP/non-GAAP.

Christopher Marinac - FIG Partners - Analyst

Understand. That’s helpful. Thanks, guys.

Operator

Our next question comes from Justin Maurer of Lord Abbett.

Justin Maurer - Lord Abbett - Analyst

Just to beat the NIM dead horse here.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Say that again.

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Justin Maurer - Lord Abbett - Analyst

Just to beat the dead horse on the NIM here again, could you just talk a little bit about maybe what your biggest delta was in your mind relative to what you guys thought was going to occur in the fourth quarter and/or just looking back to the last couple of quarters sequentially where you had started to see some stabilization in the margin? Was it to your point of just the timing of repricing of the HLB relative to when you started putting the loans on at the end of the quarter?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Yes, I think that -- are you talking about the biggest delta in expectations during the quarter overall, or specific to the net interest margin?

Justin Maurer - Lord Abbett - Analyst

Specific to the margin.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Yes, I mean, it’s really -- we really had the timing issue of the majority of the loan -- and I’m talking about a pretty significant majority of the loan, funded towards the very end of the quarter, and, therefore, if you go and you enter the quarter, I think we entered the quarter with a balance sheet that was roughly like 5.2 billion, driving earnings, and so we walked in with the -- call it the thrust or trajectory being driven by a $5.2 billion balance sheet as opposed to a $5.5 billion balance sheet while we had the repricing that occurred. Yes, actually, Justin, specifically, September 30, ‘05 were 5.2 billion on total loans of just over 4 billion.

Justin Maurer - Lord Abbett - Analyst

Okay.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

So combine that with then you’ve got the repricing during the quarter on a pretty significant amount of advances that we had termed out a couple of years ago, and we don’t see the benefit of the loan growth until now you head interest January 1, of ‘06 and now you’re into another period.

Justin Maurer - Lord Abbett - Analyst

Got you.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

We really looked at ‘05 as very much a transition year. And to answer your question about the delta in other things, we implemented a lot of different things during the year to fortify the depository franchise walking into ‘06 and did that at the same time as balance sheet restructuring and flat balance sheet, and the increased G&A associated with the -- all those different initiatives.

Justin Maurer - Lord Abbett - Analyst

Just on the margin, though, is it -- just looking at your borrowings, which dropped meaningfully obviously the second quarter, the first quarter to the second quarter, rather, as you guys brought on the exchange balances, did that mask the improvement in the margin on that side? Did that mask somewhat of the repricing that may have been occurring with the borrowings during those quarters and now that we’ve gotten to this more steady state of $700 million in exchange, that it’s harder, you now see any repricing on the borrowings start to show through?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

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Justin, during those previous quarters, if you go March and June quarter, each time we closed on the acquisition, we closed on one in the March quarter, in the latter part, or call it the middle of the March quarter, then in the June quarter we closed on North America in late in the quarter, in each case those dollars came in and we paid down borrowings. So we’re going to do the same thing with the Lawyers Asset Management acquisition, those dollars come in, they pay down borrowings, then at the same time when the Calnet acquisition closes, those deposits come in, we pay down borrowings. To the extent that they exceed loans. They’ve got a low loan to deposit ratio. Strategically what we would anticipate seeing with that transaction is between the fed funds position and the securities position, if you -- they announce their earnings, and if you pull up their balance sheet you’ll see what their cash and securities position is, we’d anticipate the -- concurrent with the close you’d have the market of the securities portfolio, the sale of the securities, that combined with the cash paying down borrowing.

Justin Maurer - Lord Abbett - Analyst

Okay. Just relative to the non-GAAP of $0.03?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Then, Justin, then you’ve still got to fund loans on an ongoing basis here in the Company in terms of our core ongoing growth.

Jim Leonetti - Commercial Capital Bancorp, Inc. - CFO

Because one of the things Stephen, what we talk about is the fact that also during that same time the Company is also selling its residential loans. A part of what we saw happen with not only exchange balances coming on but there were significant loan sales in the second and third quarter which also contributed -- which also came down in terms that now that we’re not going to be having that and the Company is looking to grow its balance sheet, you may have these acquisitions occur, borrowings remain stable as we use the funds to fund future growth.

Justin Maurer - Lord Abbett - Analyst

I think what I’m driving at and others in asking the question is just what we should expect prospectively in margin just because there were a lot of moving parts in ‘05 with some of the exchange balances coming in, and to your points, from the loan field, and what have you, but it seems like just kind of the core baseline level, you would think, and correct me if I’m wrong here, would be reasonably stable, hopefully then with folding in the Calnet and Lawyers and potentially some others, which you don’t want to count on, that could provide some improvement as well.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Theoretically, sure. It also depends on when and if the fed stops, and then you start getting the benefit of the ongoing repricing up of the 12 MAT loans, right?

Justin Maurer - Lord Abbett - Analyst

Yes.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Combined with we’ve been saying consistently it depends on how successful we are with all these initiatives on the liability side. While combining that with I think the interesting table in the PowerPoint presentation is when you look at net interest margin, and then you also look at net interest margin excluding the purchase accounting marks because we have that eroding off at the same time, the benefit that was coming in from those marks.

Justin Maurer - Lord Abbett - Analyst

Right. Well, just back to the earlier point, too, of asking about ‘06 being, quote unquote challenging, I think most of us felt like ‘06 you guys -- or ‘05 you were doing a lot of the heavy lifting to reposition the balance sheet in hopes of seeing some of the benefits of that, of course, into ‘06, but, of course to your point, there’s still a lot of moving parts on what the fed does or doesn’t do.

FINAL TRANSCRIPT

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

But, I think that when we say that, we like to -- I think it’s important that we temper enthusiasm for the following reason. When we went and bought Hawthorne, I think everybody thought, oh, look, they took this whole entire depository franchise, everything’s going to get easy now, right?

Justin Maurer - Lord Abbett - Analyst

Yes.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

And nothing got easy. If anything things continued getting tougher. This is -- the environment is challenging out there, but we remain confident that what we’re doing is taking us in the right direction and that we’re building multiple legs of the stool, in terms of the depository franchise that if you go back a couple years ago we did not have. I think the biggest criticism of the Company many years ago was that we were a great asset originator, but we were just simply a wholesale shop on the liability side. We only had a couple of branches, it was, as we were building up relationship balances, you still had to kind of put a rate out there in order to bring in deposits to keep up with what we were doing on the loan origination side.

Then we went and we acquired Hawthorne and everyone thought, aha, cured, now they’re going to be able to just forever launch the retail depository franchise. But at the end of the day we feel that you need to have the multiple legs of the stool, so we’ve got retail banking, we’ve got relationship banking where we bring in deposits from our borrower base, we’ve got all of our commercial banking efforts, we’ve got the 1031 exchange accommodators that we own captively. We’re working on other fiduciary type of business lines, and we’re continuing to work on additional acquisitions on the commercial banking front. So you kind of look at all those things together and we’re operating in an inverted yield curve environment. So kind of -- it kind of says that -- the position of predicting--.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

Is there a bank out there that doesn’t feel that the current environment is challenging?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

No. So I don’t want to -- it seems like that word that we put into the press release, despite the challenges, that all of a sudden is becoming the -- it’s almost like fed speak. Everybody trying to find that one word that changed in Greenspan’s testimony. And nothing’s changed around here. I think that’s the main thing I’m trying to make clear, Justin. Nothing’s changed. It’s just as challenging as it’s always been.

Justin Maurer - Lord Abbett - Analyst

Just one last thing, hopefully easier. The 20 to 25% growth that you’re talking about, call it 1 billion plus or minus, outside of Calnet and Lawyers, which gives you 300, what do you expect the balance of that to be in terms of core growth versus wholesale? Are you hoping that borrowings now being 1.6 billion that we may end ‘06 not much more than that hopefully, or do you think realistically it’s going require some of that?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

From your mouth to God’s ear. All the things we’re doing are in hopes of the fantasy of being able to have borrowings be replaced some day with entirely core deposit funding. That’s a lot easier said than done, but we’ve been able to keep the -- I think you see the wholesale funding slide that we had out there, PowerPoint slide. Pretty flat, 1.7, 1.8 in terms of the wholesale funding.

Justin Maurer - Lord Abbett - Analyst

Yes.

FINAL TRANSCRIPT

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

And there are a lot of things that are constantly being worked on around here, all with the goal of building a core depository base beyond what we’ve already built, which I think we’ve done a pretty good job but we’ve got a long way to go. The whole issue of what we were -- what people titled us, or whatever you want to call it, years ago, which is, hey, great origination machine. You guys are a great originator. But questionable depository franchise. If you look at where we were a couple years ago versus where we are today the Company looks very, very different on the depository side than what it did look like a couple years ago. I would anticipate that over the next couple of years as we look into ‘06, ‘07, et cetera, that’s going to continue evolving and maturing.

Justin Maurer - Lord Abbett - Analyst

Good luck.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Thank you.

Operator

Our next question comes from Kevin Timmons of CL King.

Kevin Timmons - CL King - Analyst

First, thanks for taking so much time to answer all these questions.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Kevin, good morning.

Kevin Timmons - CL King - Analyst

A clarification on a couple of things and a couple things I don’t think have been touched on. The 1031s fees declined in Q4 versus Q3, is that just again -- just explain that to me.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

That would be number of transactions. There were fewer transactions, yet still for the year a record level of transactions for both of the companies.

Kevin Timmons - CL King - Analyst

And you don’t see that as being any kind of indicator of any kind of trend, just that the quarter happened to fall out that way?

Jim Leonetti - Commercial Capital Bancorp, Inc. - CFO

Well, back to the first question. The way our fees are priced, it’s really a trade-off between the rate that we pay to our borrowers and the fees that we collect. If you look at the rate that we paid to our borrowers, for the fourth quarter and the third quarter you’ll see that those rates were relatively flat despite the fact that overall interest rates, particularly short-term interest rates, were much higher. So the fees really end up being a trade off where we end up trading how much we’re charging our clients versus how much the clients are actually receiving on their deposits. So that’s really a back and forth. In fact, for the fourth quarter, again, as I mentioned before, if you take what we paid to our clients, plus the G&A, less the fees that we received, our overall cost of these deposits was about -- was under 2%.

FINAL TRANSCRIPT

Kevin Timmons - CL King - Analyst

I’m not sure if that addressed what I was asking. I was asking the 1031 loan fees. I thought that line item specifically related to the fees collected.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

Yes, but I think what Jim is trying to express is to the extent that a borrower is willing to negotiate on rate versus fee, in some cases we do not collect a fee in order to drive down the--.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Or as high of a fee.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

As high of a fee to drive down the overall rate. So it’s an option--.

Kevin Timmons - CL King - Analyst

A lot of those are obviously common in other parts of the banking business. I didn’t realize there was that much negotiating in the 1031 part of the business.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Yes, there is some.

Kevin Timmons - CL King - Analyst

Earlier in the call a question about expense levels going forward, and I think the response was there should be modest if any increase going forward. Is that measuring Q4 total expenses as a baseline there?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

Well, we hope over time that our extraordinary costs in the commercial banking division reduce obviously, and that’s dependent on long-term outcomes, but I think our point was that excluding some of the one-time costs that we don’t expect to incur long term going forward that, again, with potential consolidation, our back office as it relates to our exchange business as we continue to acquire more and gain economies of scale, as well as somewhat a more stable G&A environment since we did front load for the commercial banking division, that total expenses should grow on a more normalized basis that we’ve experienced in the past versus what we’ve incrementally incurred in the last couple of quarters.

Kevin Timmons - CL King - Analyst

Okay. So the comment that there should be modest if any increase going forward, I should have just -- think that the growth rate is going to decline as opposed to the--.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Yes, and it all depends. Again, absent acquisitions.

Kevin Timmons - CL King - Analyst

FINAL TRANSCRIPT

Sure. Obviously we all understand that. But--?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

Our traditional growth rate and G&A has not seen an acceleration from a low 30s G&A ratio up to high 40s.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Let me add something that may help a little bit, Kevin.

Kevin Timmons - CL King - Analyst

Yes.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Lawyers Asset Management has north of 100 million of balances and it’s, what, about nine people in the whole organization? It’s about nine people in the whole organization. You go into looking at Calnet. You’re talking about approaching 200 million in total deposits. Call it roughly, approaching 200 million in footings and you’re looking at cost saves opportunities combined with there weren’t a lot of people in the organization to begin with. Very efficient in terms of personnel. And yet there’s still -- there are people that will not be continuing with the combined organization going forward. So we’re going to start wringing out efficiencies with the acquisitions of TIMCOR, North American, and now Lawyers Asset Management in progress. But you’re looking at efficiencies now being wrung out, and realized to the back office consolidation opportunity and then combine that with the budgeting process that we’re now into, in terms of the new cost center analyses that are going to be going on, we’re obviously going to be looking to see if there are other efficiency opportunities as we go forward.

Kevin Timmons - CL King - Analyst

Okay. Thanks.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Kevin? Kevin?

Kevin Timmons - CL King - Analyst

Yes.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

We also did very much enjoy having efficiency ratios in the 20s to 30s. We don’t know that we’re going back to the 20s but our goal is to get back to lowering the efficiency ratios and G&A and average assets, et cetera.

Kevin Timmons - CL King - Analyst

I asked the question because I’m trying to do my model, and there was this comment earlier that -- the quote was a modest increase in expenses, and I was just trying to determine, obviously exclusive of acquisitions, Whether that meant we could use Q4 as a base or not. That’s all I’m really trying to get at.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

FINAL TRANSCRIPT

Okay.

Operator

Our next question comes from Scott Carmel of Moors Cabot.

Scott Carmel - Moors Cabot - Analyst

Just a couple of questions. First thing, I know you said in terms of single family residential you’ve completed your restructuring for that line item. Can you just go through -- it looks like maybe some was transferred back into the portfolio from held for sale. Am I correct on that?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Correct. There was some that transferred back.

Scott Carmel - Moors Cabot - Analyst

What was the number on that?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

I don’t have that number. I can get that for you.

Scott Carmel - Moors Cabot - Analyst

Okay. You sold about 37 million during the quarter?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

I think the number was at 37 or 43.

Scott Carmel - Moors Cabot - Analyst

Then going forward, can we expect a similar amount, given what your production is in single family, you’ll probably continue to sell a majority of that?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

There would still be loans that do not meet our return requirements within the single family operation, yes, we would continue selling that.

Scott Carmel - Moors Cabot - Analyst

Okay. Great. Then just another housekeeping item. Other income within noninterest income increased to 2.3 million this quarter, and I know last quarter you had said that there was $1 million in there from a litigation reversal, reserve reversal.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

In the last quarter?

Scott Carmel - Moors Cabot - Analyst

FINAL TRANSCRIPT

Yes.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Right.

Scott Carmel - Moors Cabot - Analyst

So it looks like, ex that reversal, other income was up about $1 million. Anything extraordinary in there?

Jim Leonetti - Commercial Capital Bancorp, Inc. - CFO

We have about $1 million of reoccurring income a quarter from our life insurance products that we have on our balance sheet, our bank-owned life, so that’s a reoccurring number. And then we had a transaction where we sold a branch and leased it back and that was approximately another $1 million of gain this quarter.

Scott Carmel - Moors Cabot - Analyst

Okay. So we would expect that to go away going forward.

Jim Leonetti - Commercial Capital Bancorp, Inc. - CFO

Not the--.

Scott Carmel - Moors Cabot - Analyst

Not the BOLI, but obviously the gain.

Jim Leonetti - Commercial Capital Bancorp, Inc. - CFO

Right.

Scott Carmel - Moors Cabot - Analyst

Okay. That’s it for me. Thanks, guys.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Thank you.

Operator

Our next question comes from Dave Bishop of Stifel Nicolaus.

Dave Bishop - Stifel Nicolaus - Analyst

Good morning, gentlemen.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

FINAL TRANSCRIPT

Good morning.

Dave Bishop - Stifel Nicolaus - Analyst

I’m just trying to get a sense in terms of the purchase loan portfolio what sort of yields, premiums, the like you’re garnering on that asset portion?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

I’m not sure we have the breakdown.

Jim Leonetti - Commercial Capital Bancorp, Inc. - CFO

I think what we’ve done in the table, we’ve given the breakout of the dollar amount of originations, purchases, and fundings, and we’ve given the breakout by the indices that they are tied to. I don’t believe we’ve provided the interest rates by origination.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

Our general focus on purchase transactions are to purchase loans net of premium at yields that are consistent with what we’re booking current assets at, so you can assume that they’re not materially different than what our current production yields are on in-house loans.

Dave Bishop - Stifel Nicolaus - Analyst

And is it possible to provide the timing of when those repurchased? Can you provide the timing when those were repurchased? Was it over the quarter? The beginning? Middle? End?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

It was consistent with all of our loan funding. The bulk what was towards the end of the quarter.

Jim Leonetti - Commercial Capital Bancorp, Inc. - CFO

I think virtually all of the quarterly purchases happened in December.

Dave Bishop - Stifel Nicolaus - Analyst

December?

Jim Leonetti - Commercial Capital Bancorp, Inc. - CFO

Yes, December.

Dave Bishop - Stifel Nicolaus - Analyst

Got you. Just a shift back to expenses real quick. Just try to help me understand, I’m looking at the detail here in terms of the reversal of the compensation expense, I think it’s a little over $1 million, should I construe that as these are one-time type charges then, that are nonrecurring, or unusual in nature? Just trying to get a sense of what these related to.

Jim Leonetti - Commercial Capital Bancorp, Inc. - CFO

FINAL TRANSCRIPT

You’re talking about the commercial banking costs?

Dave Bishop - Stifel Nicolaus - Analyst

Yes, I’m looking at the schedule here, it’s about 1 or $1.5 million.

Jim Leonetti - Commercial Capital Bancorp, Inc. - CFO

Those costs I believe you’re referring to are a part of our non-GAAP disclosures, in which we’re disclosing the cost of the direct cost of our commercial banking division.

Dave Bishop - Stifel Nicolaus - Analyst

These relate, I mean is this bonus payments?

Jim Leonetti - Commercial Capital Bancorp, Inc. - CFO

These are direct personnel costs of that division. And we’ve put that in there because up until recently the division has been operating under very limited operating restrictions and has not been free to operate fully. So we’ve had the cost of those expenditures, the non-GAAP, professional services litigation, et cetera, and the cost of those employees. So that’s the breakout that I think you’re looking at.

Dave Bishop - Stifel Nicolaus - Analyst

Right. So that’s basically $1 million in terms of cost of employees, those aren’t bonus payments, lift out payments? Those are ongoing salaries and expenses, right?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Exactly.

Dave Bishop - Stifel Nicolaus - Analyst

Great. Fair enough. Thank you very much.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Thank you.

Operator

Our next question is from Richard Eckert of Roth Capital Partners.

Richard Eckert - Roth Capital Partners - Analyst

Hi, guys.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Hey, Richard.

FINAL TRANSCRIPT

Richard Eckert - Roth Capital Partners - Analyst

Well, David preempted my first question, but the second one had to do with the brokered time deposits. Seems to be an unusual pattern. They dropped off precipitously in the third quarter to 55 million, and then jumped back up to 150 million in the fourth quarter. Is there anything behind that pattern?

Jim Leonetti - Commercial Capital Bancorp, Inc. - CFO

Part of, when you saw the disclosure that we had about 650 million of the FHLB advances mature we’re trying to time how we funded those advances given the fact we were working on both LAMI and on Calnet, so part of what we did was we put on some brokered deposits so that we could time those with those and other activities that we’re working on. So as part of our overall funding strategy we used a number of borrow -- wholesale borrowing strategies. We used putable FHLB advances, we used brokered deposits as just part of our means of funding those maturities.

Richard Eckert - Roth Capital Partners - Analyst

So I guess my question now is could we -- would we expect to see that level off and decline again?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

We’re going to have, roughly call it approaching 300 million of balances coming in between the Lawyers Asset Management acquisition and the Calnet acquisition, and whatever else we end up doing in terms of overall activity. Our goal is not to fund our growth. It is not our goal to fund all of our growth with brokered CDs.

Richard Eckert - Roth Capital Partners - Analyst

Okay. Fair enough.

Operator

Our next question is from K. C. Ambrecht of Millennium.

K. C. Ambrecht - Millennium - Analyst

Thanks for taking my question, gentlemen. A lot of questions here about the margin and the asset side. So I have one on each just to try to catch it all. Your goal is for 2.5 billion in originations in 2006. How much of that -- how much of that is going to actually fall to the bottom line? How big will the balance sheet be at the end of ‘06 if you grow 2.5 billion with the same mix?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

We’ve indicated that we think that that will equate into growth of somewhere between 20 and 25% balance sheet growth.

K. C. Ambrecht - Millennium - Analyst

Okay. Yes, because that is 20, 25%. I just want to make sure you’re actually talking about balance sheet though.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

20 to 25% net balance sheet growth, net of amortization, prepays, other activities, et cetera. Our goal is to grow the balance sheet, call it 20 to 25% from the $5.5 billion starting position, or ending position at December 31, Casey.

FINAL TRANSCRIPT

K. C. Ambrecht - Millennium - Analyst

And you grew the balance sheet, just looking at my numbers the balance sheet was relatively flat in 2005 versus ‘04, right?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Correct. Now, if you took out of that, Casey, the loan sales--.

K. C. Ambrecht - Millennium - Analyst

Sure, the ARMs and all that, single family.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

All the sales in the year, then we would have been -- what’s that number, about 700 million larger?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President, COO

Yes.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Right.

K. C. Ambrecht - Millennium - Analyst

Okay. So it seems like there’s some upswing or traction there on the asset side?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Yes. So we were back in the growth mode.

K. C. Ambrecht - Millennium - Analyst

Now, on the liability side, I’m just taking notes here. On the liability side, when do you expect an end to the trough, because there’s a lot of moving parts here between the Daley team and the exchange related acquisitions you’ve done. So those are the positives, like if you get traction there it’s going to offset some of the FHLBs and some of the CDs repricing.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Combine with Calnet.

K. C. Ambrecht - Millennium - Analyst

Yes, I’m sorry, combined with Calnet, which is a whole other angle. There’s a lot of positives here on the liability side, but the question is when they actually start? I mean should we see some of that traction in 2006?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

FINAL TRANSCRIPT

I would tend to think so during 2006, Casey. I mean it goes back to when, I think the last discussions we had with you that specifically -- that should the feds activity eventually come to a halt then you get all the upside benefit out of 12 MAT.

K. C. Ambrecht - Millennium - Analyst

Sure. Repricing.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Right. So that impacts quite a bit of the loans that we have on balance sheet as well as new loans that we originate. So this really goes back to the ongoing challenges on the liability side of the balance sheet in terms of maturing up and succeeding on the depository side of the balance sheet.

K. C. Ambrecht - Millennium - Analyst

Okay. Great. Thank you very much.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

Thank you.

Operator

There are no further questions, sir.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman, CEO

All right, everybody, thank you, and we look forward to ongoing into 2006. No other questions. Thank you.

Operator

Ladies and gentlemen this concludes the conference. You may now disconnect. Have a good day.

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In the conference call upon which this transcript is based, the company may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the company’s most recent SEC filings. Although the company may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

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